As filed with the Securities and Exchange Commission on May 24, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2024

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 23, 2024. The matters voted upon and the results of the voting were as follows:

Proposal No. 1: The stockholders elected ten directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
DeAnn L. Brunts	44,212,266	1,752,023	241,209	16,348,683
Debra Martin Chase	42,995,664	2,970,885	238,949	16,348,683
Kenneth C. Keller	43,332,804	2,602,224	270,470	16,348,683
Charles F. Marcy	38,930,461	6,988,858	286,179	16,348,683
Robert D. Mills	43,994,671	1,964,144	246,683	16,348,683
Dennis M. Mullen	40,794,465	5,164,387	246,646	16,348,683
Cheryl M. Palmer	42,876,273	3,092,172	237,053	16,348,683
Alfred Poe	40,035,897	5,925,225	244,376	16,348,683
Stephen C. Sherrill	40,472,817	5,485,129	247,552	16,348,683
David L. Wenner	43,203,065	2,758,598	243,835	16,348,683

Proposal No. 2: The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2024 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
40,610,554	5,082,814	512,130	16,348,683

Proposal No. 3: The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2024 (fiscal 2024).

For	Against	Abstain	Broker Non-Votes
60,588,028	1,516,653	449,500	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 24, 2024	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary